Exhibit 10.1

ROKU, INC.

AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

ROKU, INC.

AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of the 9th day of November, 2015, by and among Roku, Inc., a Delaware corporation (the “Company”) and the investors listed on Exhibit A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.”

RECITALS

WHEREAS, certain of the Investors are purchasing shares of the Company’s Series H Preferred Stock (the “Series H Stock”) pursuant to that certain Series H Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith; (the “Financing”);

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

WHEREAS, certain of the Investors (the “Prior Investors”) are holders of the Company’s Series A Preferred Stock (the “Series A Stock”), Series B Preferred Stock (the “Series B Stock”), Series C-1 Preferred Stock (the “Series C-1 Stock”), Series C-2 Preferred Stock (the “Series C-2 Stock” and together with the Series C-1 Stock, the “Series C Stock”), Series D Preferred Stock (the “Series D Stock”), Series E Preferred Stock (the “Series E Stock”), Series F Preferred Stock (the “Series F Stock”) and Series G Preferred Stock (the “Series G Stock”);

WHEREAS, the Prior Investors and the Company are parties to an Amended and Restated Investor Rights Agreement dated October 1, 2014 (the “Prior Agreement”);

WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and

WHEREAS, in connection with the consummation of the Financing, the Company and the Investors have agreed to the registration rights, information rights, and other rights as set forth below.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. GENERAL.

1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

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(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any direct or indirect partially or wholly owned subsidiary, any parent entity that owns some or all of the capital stock or other equity of such Person, or any entity owned wholly or in part by the same parent entity of such Person.

(b) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d) “Holder” means any Person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(e) “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(f) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(g) “Preferred Stock” shall mean the Company’s Series A Stock, Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock, Series G Stock and the Series H Stock.

(h) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(i) “Registrable Securities” means (a) Common Stock of the Company issuable or issued upon conversion of the Shares and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a Person to the public either pursuant to a registration statement or Rule 144 or (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

(j) “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(k) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable

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fees and disbursements not to exceed twenty-five thousand dollars ($25,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(l) “SEC” or “Commission” means the Securities and Exchange Commission.

(m) “Securities Act” shall mean the Securities Act of 1933, as amended.

(n) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(o) “Shares” shall mean the Preferred Stock held from time to time by the Investors listed on Exhibit A hereto and their permitted assigns.

(p) “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel prior to the authorization of the transfer of stock or the removal of Rule 144 legends for routine transactions made pursuant to Rule 144, or for any transfer of stock to a Holder’s Affiliates or partners. After its Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

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(b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (C) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder, (D) to an Affiliate of the Holder, (E) to a Permitted 21st Century Fox Entity (as defined below), or (F) to a Permitted Viacom Entity (as defined below); provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder. A “Permitted 21st Century Fox Entity” shall be defined as 21st Century Fox, Inc. (“21st Century Fox”), or any entity formed in connection with or in anticipation of a transaction or series of transactions pursuant to which certain assets, intellectual property, technology, existing products, services and/or businesses of 21st Century Fox become partially or completely independent from 21st Century Fox. A “Permitted Viacom Entity” shall be defined as Viacom Inc. (“Viacom”), or any entity controlled by Viacom.

(c) Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

(e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

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2.2 Demand Registration.

(a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) of the Registrable Securities then outstanding (so long as the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $40,000,000), then the Company shall use its best efforts, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, to effect, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i) prior to the earlier of (A) the third anniversary of the date of this Agreement or (B) of the expiration of the restrictions on transfer set forth in Section 2.11 following the Initial Offering;

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(ii) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Company’s Initial Offering (or such longer period as may be determined pursuant to Section 2.11 hereof), other than pursuant to a Special Registration Statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iv) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for its Initial Offering within ninety (90) days;

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chairman of the Board of Directors of the Company (the “Board”) stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(vi) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

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(a) Underwriting. If the registration statement of which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing Person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

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(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i) if Form S-3 is not available for such offering by the Holders, or

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than five hundred thousand dollars ($500,000), or

(iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period, or

(iv) if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4, or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

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2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b), as applicable, to undertake any subsequent registration, in which event, such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b), as applicable, to undertake any subsequent registration.

2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that (i) such ninety (90)-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such ninety (90)-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement; provided further, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of

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which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. No more than two (2) such Suspension Periods shall occur in any twelve (12) month period. In no event shall any Suspension Period, when taken together with all prior Suspension Periods, exceed 120 days in the aggregate. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such

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registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

2.7 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

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2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling Person of such Holder.

(b) To the extent permitted by law, each Holder, on a several and not joint basis, will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any Person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling Person, underwriter or other such Holder, or partner, director, officer or controlling Person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably

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incurred by the Company or any such director, officer, controlling Person, underwriter or other Holder, or partner, officer, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder, provided further, that the relative benefits received by the indemnifying party and the indemnified party shall be determined by reference to the net proceeds and underwriting discounts and commissions from the offering received by each party.

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(e) The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.8 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is an Affiliate of the Holder, (b) is a Permitted 21st Century Fox Entity, (c) is the Holder’s immediate family member or trust for the benefit of the Holder or one or more of such Holder’s immediate family members, or (d) after such transfer, holds at least 50,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement. For purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (A) that is an Affiliate or stockholder of a Holder, (B) that is a Permitted 21st Century Fox Entity, (C) who is a Holder’s immediate family member, or (D) that is a trust for the benefit of an individual Holder or such Holder’s immediate family member shall be aggregated together and with those of the transferring Holder.

2.10 Limitation on Subsequent Registration Rights. Other than as provided in Section 5.10, after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders.

2.11 “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration or shares acquired in or after the Initial Offering) during the 180-day period following the effective date of the Initial Offering (or such longer period, not to exceed 34 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation); provided, that (i) all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements and (ii) the foregoing provisions shall only be applicable to the Holders if all stockholders, officers and directors are treated similarly with respect to any release prior to the termination of the lock-up period (including any extension

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thereof) such that if any such persons are released all Holders shall also be released to the same extent on a pro rata basis. The obligations described in this Section 2.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.

2.12 Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter solely to effectuate the Holder’s obligations under Section 2.11. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall used commercially reasonable efforts to provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.11 and this Section 2.12 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing lock-up restriction until the end of said day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.11 and 2.12.

2.13 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) Take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement is filed by the Company for the offering of its securities to the general public is declared effective;

(c) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(d) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

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2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.2, Section 2.3, or Section 2.4 hereof shall terminate upon the earlier of: (i) the date three (3) years following an initial public offering that results in the conversion of all outstanding shares of Preferred Stock; or (ii) such time as such Holder, as reflected on the Company’s list of stockholders, holds less than 1% of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis), the Company has completed its Initial Offering and all Registrable Securities of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its Affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period. Upon such termination, such shares shall cease to be “Registrable Securities” hereunder for all purposes.

SECTION 3. COVENANTS OF THE COMPANY.

3.1 Basic Financial Information and Reporting.

(a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b) So long as an Investor (with its Affiliates) shall own not less than five million (5,000,000) shares of Registrable Securities (as adjusted for stock splits and combinations) or, with respect to Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, Fidelity Securities Fund: Fidelity OTC Portfolio, Fidelity Puritan Trust: Fidelity Puritan Fund, and Fidelity Magellan Fund: Fidelity Magellan Fund (collectively, “Fidelity”), so long as Fidelity, collectively with its Affiliates, owns any shares of capital stock of the Company, (each a “Major Investor”), as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred eighty (180) days thereafter, the Company will furnish each such Major Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants selected by the Board.

(c) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, the Company will furnish each such Major Investor a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, including a comparison to plan figures for such period, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

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(d) The Company will furnish each such Major Investor (i) by March 31 of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within twenty (20) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

3.2 Inspection Rights. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed. For the purposes of this Section 3.2, the Company agrees that 21st Century Fox, Sky Ventures Limited (“Sky”) and Viacom are not competitors as of the date of the initial sale of Series E Stock, provided, however, the Board may change this determination at a future date with reasonable justification.

3.3 Confidentiality of Records. Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any partner, subsidiary or parent of such Investor as long as such partner, subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.3 or comparable restrictions; (ii) at such time as it enters the public domain through no fault of such Investor; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; (v) as required by applicable law or legal processes; or (vi) to such Investor’s lawyers, contractors, accountants and other advisors who have a need to have access and knowledge of such information and agree or has agreed to be bound by the confidentiality provisions of this Section 3.3 or comparable restrictions.

3.4 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

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3.5 Key Man Insurance. Subject to approval by the Board, as soon as reasonably practicable following the date of this Agreement, the Company will use commercially reasonable efforts to obtain and maintain in full force and effect term life insurance on the life of Anthony Wood, naming the Company as beneficiary, in an amount satisfactory to the Board.

3.6 Director and Officer Insurance. Within sixty (60) days of this Agreement, the Company will use its best efforts to obtain and maintain in full force and effect director and officer liability insurance in the amount of two million ($2,000,000) dollars so long as any representative of the Investors serves on the Company’s Board and such coverage is available at commercially-reasonable rates.

3.7 Stock Vesting. Unless otherwise approved by the Board, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the date of issuance and (b) seventy-five percent (75%) of such stock shall vest over the remaining three (3) years. Such options and other stock equivalents shall be subject to a repurchase option in favor of the Company, which shall provide that upon termination of the employment of the recipient of such stock option or other stock equivalent, with or without cause, the Company (or an assignee of the Company, to the extent permissible under applicable securities laws), shall retain the option to repurchase at cost any unvested shares held by such recipient.

3.8 Directors’ Expenses. The Company shall reimburse all reasonable out-of-pocket and travel expenses incurred by any non-employee director in connection with (i) attendance at Board meetings (including any meetings of committees thereof), (ii) attendance at any other meetings or events attended on behalf of the Company at the request of the Company’s President and Chief Executive Officer and (iii) the performance of his or her duties as a director of the Company. Any travel reimbursements shall be consistent with the Company’s travel policies for its Chief Executive Officer and shall be prorated based on expenses incurred by such director on behalf of companies other than the Company.

3.9 Observer Rights.

(a) So long as Fidelity, collectively with its Affiliates, owns not less than five million (5,000,000) shares of Registrable Securities (as adjusted for stock splits and combinations), the Company shall, permit one (1) representative of Fidelity who may but need not be an employee of Fidelity or one of its Affiliates (the “Fidelity Observer”) to attend all meetings (including any executive sessions thereof) of the Board and any committee thereof excluding the Audit Committee, the Compensation Committee and the Nominating and Governance Committee to the extent such committees exist (a “Meeting”), whether in person, telephonically or otherwise, in a non-voting, observer capacity. In addition, the Company shall provide to the Fidelity Observer, concurrently with the members of the Board or the committees thereof, as applicable, and in the same manner, notice of all Meetings and a copy of all materials provided to such members, including all notices, consents and other materials provided to such members in connection with any action to be taken by the Board or the committee thereof, as applicable, without a meeting. Notwithstanding the foregoing, if the Board reasonably

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determines in good faith that the exclusion of the Fidelity Observer, or withholding of the information to be provided to the Fidelity Observer, is necessary in order to: (i) preserve the attorney-client privilege of the Company (such determination to be based on the advice of legal counsel to the Company) or (ii) avoid a conflict of interest between the Company and Fidelity, (in any such case “Withheld Information”), the Company shall not be required to disclose to, and shall be entitled to withhold from, the Fidelity Observer any Withheld Information and the Fidelity Observer shall not participate in those portions of a Meeting at which any Withheld Information is to be discussed and the Fidelity Observer shall excuse himself from any such relevant portion of a Meeting; provided, however, that the Fidelity Observer shall not be so excluded and such information shall not be withheld unless the Board (acting reasonably and in good faith) ensures that all other individuals whose presence at a Meeting could cause any of the harms or concerns set forth under (i) or (ii) to occur are also excluded and do not receive such information, as applicable. If the Fidelity Observer is so excluded, then, to the extent permissible, the Company will inform the Fidelity Observer of the general nature of the subject matter discussed and explain the Board’s rationale for the decision to exclude the Fidelity Observer.

(b) So long as Viacom, collectively with its Affiliates, owns not less than five million (5,000,000) shares of Registrable Securities (as adjusted for stock splits and combinations), the Company shall, permit one (1) representative of Viacom (the “Viacom Observer”) to attend all Meetings, whether in person, telephonically or otherwise, in a non-voting, observer capacity. The Viacom Observer shall initially be Wade Davis, Executive Vice President and Chief Financial Officer of Viacom. Any change to the individual serving as the Viacom Observer shall require the Company’s approval, which approval will be subject to the Company’s sole discretion; provided, that, following the earlier of (i) the one year anniversary of this Agreement or (ii) such time as Wade Davis is no longer serving as Chief Financial Officer or as a senior executive of Viacom reporting to Viacom’s Chief Executive Officer (a “C-Suite Executive”), Viacom may designate a new individual to serve as the Viacom Observer who shall be either the Chief Financial Officer or a C-Suite Executive of Viacom and shall be subject to the Company’s approval, which approval will not be unreasonably withheld. In addition, the Company shall provide to the Viacom Observer, concurrently with the members of the Board or the committees thereof, as applicable, and in the same manner, notice of all Meetings and a copy of all materials provided to such members, including all notices, consents and other materials provided to such members in connection with any action to be taken by the Board or the committee thereof, as applicable, without a meeting. Notwithstanding the foregoing, if the Board reasonably determines in good faith that the exclusion of the Viacom Observer, or withholding of the information to be provided to the Viacom Observer, is necessary in order to: (i) preserve the attorney-client privilege of the Company (such determination to be based on the advice of legal counsel to the Company) or (ii) avoid a conflict of interest between the Company and Viacom, (in any such case “Withheld Information”), the Company shall not be required to disclose to, and shall be entitled to withhold from, the Viacom Observer any Withheld Information and the Viacom Observer shall not participate in those portions of a Meeting at which any Withheld Information is to be discussed and the Viacom Observer shall excuse himself from any such relevant portion of a Meeting; provided, however, that the Viacom Observer shall not be so excluded and such information shall not be withheld unless the Board (acting reasonably and in good faith) ensures that all other individuals whose presence at a

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Meeting could cause any of the harms or concerns set forth under (i) or (ii) to occur are also excluded and do not receive such information, as applicable. If the Viacom Observer is so excluded, then, to the extent permissible, the Company will inform the Viacom Observer of the general nature of the subject matter discussed and explain the Board’s rationale for the decision to exclude the Viacom Observer.

3.10 Assignment of Right of First Refusal. In the event the Company elects not to exercise any right of first refusal or right of first offer the Company may have on a proposed transfer of any of the Company’s outstanding capital stock pursuant to the Company’s charter documents, by contract or otherwise, the Company shall, to the extent it may do so, assign such right of first refusal or right of first offer to each Investor. In the event of such assignment, each Investor shall have a right to purchase its pro rata portion of the capital stock proposed to be transferred. Each Investor’s pro rata portion shall be equal to the product obtained by multiplying (i) the aggregate number of shares proposed to be transferred by (ii) a fraction, the numerator of which is the number of shares of Registrable Securities held by such Investor at the time of the proposed transfer and the denominator of which is the total number of Registrable Securities owned by all Investors at the time of such proposed transfer.

3.11 Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Section 3.3) shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to an Initial Offering that results in the Preferred Stock being converted into Common Stock or (ii) upon an “Acquisition” or an “Asset Transfer”, in each case, as defined in the Company’s Amended and Restated Certificate of Incorporation as in effect as of the date hereof. The covenants set forth in Sections 3.1 and 3.2 shall expire and terminate as to each Investor when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in the preceding sentence.

SECTION 4. RIGHTS OF FIRST REFUSAL.

4.1 Subsequent Offerings. Subject to applicable securities laws, each Major Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Major Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares or upon the exercise of outstanding warrants or options) of which such Major Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

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4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale. If not all of the Major Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Major Investors who do so elect and shall offer such Major Investors the right to acquire such unsubscribed shares on a pro rata basis. The Major Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. Notwithstanding anything to the contrary in this Section 4, each of Menlo Ventures X, L.P. (“Menlo X”) and Globespan Capital Partners V, L.P. (“Globespan V”) agrees that it will not purchase more than its pro rata share of any equity securities issued and sold by the Company, unless such issuance has been approved by the holders of at least 66 2/3% of the outstanding shares of Preferred Stock voting together as a single class on an as-if-converted basis. For purposes of the preceding sentence, the pro rata share for Menlo X and Globespan V shall be calculated based on the number of shares actually issued by the Company rather than the number of shares offered for sale by the Company. For purposes of this Section 4.2, Menlo X shall include all Menlo Ventures investment or management entities, and Globespan V shall include all Globespan Capital investment or management entities.

4.3 Sale Without Notice. In lieu of giving notice to the Major Investors prior to the issuance of Equity Securities as provided in Section 4.2, the Company may elect to give notice to the Major Investors within thirty (30) days after the issuance of Equity Securities. Such notice shall describe the type, price and terms of the Equity Securities. Each Major Investor shall have twenty (20) days from the date of receipt of such notice to elect to purchase up to the number of shares that would, if purchased by such Major Investor, maintain such Major Investor’s pro rata share (as set forth in Section 4.1) of the Equity Securities after giving effect to all such purchases. The closing of such sale shall occur within sixty (60) days of the date of notice to the Major Investors.

4.4 Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to the Company’s Initial Offering or (ii) upon an Acquisition or Asset Transfer. Notwithstanding Section 5.5 hereof, the rights of first refusal established by this Section 4 may be amended, or any provision waived with and only with the written consent of the Company and the Major Investors holding at least a majority of the Registrable Securities held by all Major Investors, or as permitted by Section 5.5.

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4.5 Assignment of Rights of First Refusal. The rights of first refusal of each Major Investor under this Section 4 may be assigned to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.9.

4.6 Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a) up to an aggregate of 149,059,586 shares (provided, however, that such number shall be increased to reflect any shares of Common Stock (i) not issued pursuant to the rights, agreements, option or warrants (“Unexercised Options”) as a result of the termination of such Unexercised Options or (ii) reacquired by the Company from employees, directors or consultants at cost (or the lesser of cost or fair market value) pursuant to agreements which permit the Company to repurchase such shares upon termination of services to the Company) of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for stock splits and combinations) issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board;

(b) stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, so long as the rights of first refusal established by this Section 4 were complied with, waived, or were inapplicable pursuant to any provision of this Section 4.7 with respect to the initial sale or grant by the Company of such rights or agreements;

(c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board;

(d) any Equity Securities issued in connection with any stock split, stock dividend or recapitalization by the Company;

(e) any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board;

(f) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

(g) any Equity Securities issued to third-party service providers in exchange for or as partial consideration for services rendered to the Company; and

(h) any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including, without limitation (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that the issuance of shares therein has been approved by the Board.

22.

SECTION 5. MISCELLANEOUS.

5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and to be performed entirely within California, without reference to conflicts of laws or principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Santa Clara, California.

5.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each Person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the Person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price. For the avoidance of doubt, the rights under this Agreement may be assigned without the Company’s written consent (a) by a Holder to any of its Affiliates or (b) by 21st Century Fox to any Permitted 21st Century Fox Entity. For purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (i) that is an Affiliate or stockholder of a Holder or (ii) that is a Permitted 21st Century Fox Entity shall be aggregated together and with those of the transferring Holder.

5.3 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto, and the side letters by and between the Company and any Investor currently in effect as of the date hereof, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5 Amendment and Waiver.

(a) Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the Company and the holders of at

23.

least a majority of the then-outstanding Registrable Securities; provided, that this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Holder without the written consent of such Holder, unless such amendment, termination, or waiver applies to all Holders in the same fashion; provided further, that Section 4.2 may not be amended without the written consent of the Company and the holders of at least 66 2/3% of the outstanding shares of Preferred Stock voting as a single class on an as-if-converted basis; provided further, that Section 2 may not be amended without the written consent of the Company and the holders of at least 66 2/3% of the outstanding Registrable Securities; provided further, that Sections 3.1, 3.2, 3.11, 4 and 5.5 may not be waived or amended in a manner that adversely affects the rights and privileges of the Series E Preferred Stock without the written consent of the Company and at least 66 2/3% of the outstanding Series E Preferred Stock; provided, further, that Sections 3.1, 3.2, 3.9(a), 3.11 and 5.5 may not be waived or amended in a manner that adversely affects the rights and privileges of the Series F Preferred Stock without the written consent of the Company and at least 66 2/3% of the outstanding Series F Preferred Stock; provided, further, that Sections 3.1, 3.2, 3.9(a), 3.11 and 5.5 may not be waived or amended in a manner that adversely affects the rights and privileges of the Series G Preferred Stock without the written consent of the Company and at least 66 2/3% of the outstanding Series G Preferred Stock; provided, further, that Sections 3.1, 3.2, 3.11 and 5.5 may not be waived or amended in a manner that adversely affects the rights and privileges of the Series H Preferred Stock without the written consent of the Company and at least 66 2/3% of the outstanding Series H Preferred Stock and provided, further, that Section 3.9(b) may not be waived or amended in a manner that adversely affects the rights and privileges of Viacom without the written consent of Viacom. Notwithstanding any other provision set forth in this Agreement, no amendment to, or waiver or termination of, this Agreement, (by merger, consolidation or otherwise) shall be effective as to any Investor without that Investor’s written consent if such amendment, waiver or termination would (a) increase, or could reasonably be expected to increase, such Investor’s liability or obligations (financial or otherwise), (b) impose, or could reasonably be expected to impose, any non-competition or non-solicitation covenant on such Investor or would otherwise restrict, or could reasonably be expected to otherwise restrict, such Investor from conducting any business or commercial activity in any way whatsoever, or (c) amend, terminate or otherwise modify, or could reasonably be expected to amend, terminate or otherwise modify, any commercial agreement or arrangement with such Investor. The immediately preceding sentence may not be amended, waived or terminated with respect to any Investor without such Investor’s prior written consent. All references to Investors in clauses (a), (b), and (c) above shall also include all Affiliates of such Investor.

(b) For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

5.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part

24.

of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.8 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.10 Intentionally Omitted.

5.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.12 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliated Persons or Persons under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. In addition, the share ownership of all Permitted 21st Century Fox Entities shall be aggregated together for purposes of determining whether any Permitted 21st Century Fox Entity is entitled to any rights under this Agreement and the other agreements to which the Permitted 21st Century Fox Entities are a party. In addition, the share ownership of all Permitted Viacom Entities shall be aggregated together for purposes of determining whether any Permitted Viacom Entity is entitled to any rights under this Agreement and the other agreements to which the Permitted Viacom Entities are a party.

5.13 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

25.

5.14 Termination. This Agreement shall terminate and be of no further force or effect upon the earlier of (i) an Acquisition or Asset Transfer; or (ii) the date three (3) years following the closing of the Initial Offering that results in the conversion of all outstanding shares of Preferred Stock.

5.15 Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company, the holders of at least a majority of the outstanding Registrable Securities, and the Investors holding at least 66 2/3% of the outstanding shares of Preferred Stock. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Purchase Agreement.

5.16 Massachusetts Business Trust. A copy of the Agreement and Declaration of Trust of Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, Fidelity Securities Fund: Fidelity OTC Portfolio, Fidelity Puritan Trust: Fidelity Puritan Fund, and Fidelity Magellan Fund: Fidelity Magellan Fund, each of which is an Investor, is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of each such Investor as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of any such Investor or any affiliate thereof individually but are binding only upon each such Investor and its assets and property.

[THIS SPACE INTENTIONALLY LEFT BLANK]

26.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

ROKU, INC.

Signature:	/s/ Anthony Wood
Name:	Anthony Wood
Title:	President and Chief Executive Officer

ROKU, INC.

SERIES H PREFERRED AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

/s/ Anthony Wood
ANTHONY WOOD

ROKU, INC.

SERIES H PREFERRED AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

VIACOM INTERNATIONAL INC.

Signature:	/s/ Alexander J. Berkett
Name:	Alexander J. Berkett
Title:	SVP, Corporate Development

ROKU, INC.

SERIES H PREFERRED AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

FIDELITY MAGELLAN FUND: FIDELITY MAGELLAN FUND

By:	/s/ Stacie M. Smith
	Name:	Stacie M Smith
	Title:	Authorized Signatory

FIDELITY SECURITIES FUND: FIDELITY OTC PORTFOLIO

By:	/s/ Stacie M. Smith
	Name:	Stacie M. Smith
	Title:	Authorized Signatory

FIDELITY GROWTH COMPANY COMMINGLED POOL

By:	/s/ Stacie M. Smith
	Name:	Stacie M. Smith
	Title:	Authorized Signatory

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

By:	/s/ Stacie M. Smith
	Name:	Stacie M. Smith
	Title:	Authorized Signatory

ROKU, INC.

SERIES H PREFERRED AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

FIDELITY MT. VERNON STREET TRUST: FIDELITY SERIES GROWTH COMPANY FUND

By:	/s/ Stacie M. Smith
	Name:	Stacie M. Smith
	Title:	Authorized Signatory

FIDELITY PURITAN TRUST: FIDELITY PURITAN FUND

By:	/s/ Stacie M. Smith
	Name:	Stacie M. Smith
	Title:	Authorized Signatory

FIDELITY OTC COMMINGLED POOL

By:	/s/ Stacie M. Smith
	Name:	Stacie M. Smith
	Title:	Authorized Signatory

ROKU, INC.

SERIES H PREFERRED AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

GLOBESPAN CAPITAL PARTNERS V, L.P.

By: Globespan Management Associates V, L.P., its General Partner

By: Globespan Management Associates V, LLC, its General Partner

By:	/s/ David Poltack
Name:	David Poltack
Title:	Authorized Signatory

GLOBESPAN CAPITAL PARTNERS OPPORTUNITY FUND VI, L.P.

By: Globespan Opportunity Associates VI, L.P., its General Partner

By: Globespan Opportunity Associates VI, LLC, its General Partner

By:	/s/ David Poltack
Name:	David Poltack
Title:	Authorized Signatory

ROKU, INC.

SERIES H PREFERRED AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

TWENTY-FIRST CENTURY FOX, INC.

Signature:	/s/ Jeffrey Palker
Name:	Jeffrey Palker
Title:	Senior Vice President, Deputy General Counsel

ROKU, INC.

SERIES H PREFERRED AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

SKY VENTURES LIMITED

Signature:	/s/ Christopher Taylor
Name:	Christopher Taylor
Title:	Company Secretary

ROKU, INC.

SERIES H PREFERRED AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

MENLO VENTURES X, L.P.
MENLO ENTREPRENEURS FUND X, L.P.
MMEF X, L.P.

By:	MV MANAGEMENT X, L.L.C.
Their General Partner

By:	/s/ Shawn Carolan
Managing Member

ROKU, INC.

SERIES H PREFERRED AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

NORTH AMERICA SYNDICATE, INC.

Signature:	/s/ George T. Kliavkoff
Name:	George T. Kliavkoff
Title:	President

Address:	North America Syndicate, Inc. 300 West 57th Street New York, New York 10019 Attention: Kenneth Bronfin Phone: (212) 649-2211 Fax: (646) 280-2211

With a copy to: North America Syndicate, Inc. 300 West 57th Street New York, New York 10019 Attention: Office of General Counsel

ROKU, INC.

SERIES H PREFERRED AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE

EXHIBIT A

SCHEDULE OF INVESTORS

Viacom International Inc.

1515 Broadway

New York, NY 10036

Attn: SVP, Corporate Development, 53rd Floor

With a copy to: legalnotices@viacom.com

Globespan Capital Partners V, L.P.

c/o Globespan Capital Partners

One Boston Place, Suite 2810

Boston, MA 02108

Globespan Capital Partners Opportunity Fund VI, L.P.

c/o Globespan Capital Partners

One Boston Place, Suite 2810

Boston, MA 02108

Mag & Co fbo Fidelity OTC Commingled Pool

Brown Brothers Harriman &Co

Attn: Trade Settlements New York- Bill Pinamonti

140 Broadway

New York, NY 10005-1101

Fidelity OTC Commingled Pool

Reference Internal Account # 8046369

Booth & Co fbo Fidelity Securities Fund: Fidelity OTC Portfolio

The Northern Trust Company

Attn: Trade Securities Processing, C-1N

801 South Canal Street

Chicago, IL 60607

Fidelity Securities Fund: Fidelity OTC Portfolio

Reference Account # 26-68304

Mag & Co fbo Fidelity Growth Company Commingled Pool

Brown Brothers Harriman &Co

Attn: Trade Settlements New York- Bill Pinamonti

140 Broadway

New York, NY 10005-1101

Fidelity Group Trust for Employee Benefit Plans: Fidelity Growth Company Commingled Pool

Reference Internal Account # 8180812

Powhattan & Co fbo Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

The Depository Trust Company

570 Washington Blvd - 5th floor

Jersey City, NJ 07310

Attn: BNY Mellon/Branch Deposit Department

BNY DTC 901 a/c 522065

WAVELENGTH + CO fbo Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund

Newport Office Center

570 Washington Blvd

Jersey City, NJ 07310

5th floor / NY Window / Robert Mendez

FBO: State Street Bank & Trust for account 24JZ

Menlo Ventures X, L.P.

3000 Sand Hill Road

Building 4, Suite 100

Menlo Park, CA 94025

Attention: Doug Carlisle

Menlo Entrepreneurs Fund X, L.P.

3000 Sand Hill Road

Building 4, Suite 100

Menlo Park, CA 94025

Attention: Doug Carlisle

MMEF X, L.P.

3000 Sand Hill Road

Building 4, Suite 100

Menlo Park, CA 94025

Attention: Doug Carlisle

North America Syndicate, Inc.

300 West 57th Street

New York, New York 10019

Attention: Kenneth Bronfin

Phone: (212) 649-2211

Fax: (646) 280-2211

With a copy to:

North America Syndicate, Inc.

300 West 57th Street

New York, New York 10019

Attention: Office of General Counsel

Twenty-First Century Fox, Inc.

SVP & Deputy General Counsel

1211 Avenue of the Americas

New York, NY 10036

Fax (212) 852-7214

Sky Ventures Limited

Attn: General Counsel

Grant Way, Isleworth

Middlesex, TW7 5QD

Fax: +44 20 7900 7120